UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Alaska Air Group, Inc.

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The following article is slated for publication in the employee publications of Alaska Airlines and Horizon Air, subsidiaries of the issuer, Alaska Air Group.

The 2005 Alaska Air Group Annual Shareholders Meeting will be held on May 17, 2005, and voting is more important this year than ever. The Board recommends a vote against several issues in the 2005 proxy statement that could affect its ability to govern the Company in its best judgment and to negotiate with potential hostile acquirers. These issues include restricting the board’s ability to enact a shareholder rights plan, reducing the current three-year terms of directors to one year, and implementing a simple-majority approval threshold on all issues, including the sale of the company to an acquirer. Explanations of how these issues could affect the board’s ability to govern are detailed in the proxy statement.

Please take the time to make an informed decision and vote all of your shares. You can vote by mail, by phone or via the Internet.

If you hold your shares through an Alaska Airlines or Horizon Air 401(k) plan, please sign and return your voting instructions promptly. Voting instructions for plan shares must be received no later than May 12 so the trustee can count and submit them in advance of the meeting. Shares held through an Alaska Airlines or Horizon Air 401(k) cannot be voted at the meeting.

The trustees of the Alaska Airlines and Horizon Air 401(k) plans will vote only those shares for which they receive instructions from you. This is a change from past years when the trustee could vote shares on your behalf. That means if you don’t send in your voting instructions, your shares will not be counted.

Voting instructions for shares held outside a 401(k) must be received by May 16, unless you make arrangements to vote them in person at the meeting.

Employees who own shares through more than one account will receive more than one form for voting. Simply follow the instructions provided with each voting form you receive.

Also, be sure to keep your address current with your broker, the Company’s transfer agent, EquiServe, and your employee services department.

To help keep costs down, please consider receiving future materials electronically. You may return duplicate copies of annual reports and proxy statements to Corporate Affairs, co-mail SEAZZ.

Questions about your proxy and voting rights should be directed to Shannon Alberts, managing director/board and shareholder service, co-mail SEAZZ, 206/392-5218 (ext 25718).